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                                                                EXHIBIT 23.1(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Stockholders
Interactive Systems Worldwide Inc. (formerly International Sports
 Wagering Inc.):

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Change in and Disagreements With Accountants" in this registration statement and related prospectus.

                                                    /s/ KPMG LLP



New York, New York
January 15, 2002